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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Anserphone of New Orleans Inc. and Anserve, Inc.:

     We consent to the use of our report on the combined financial statements of Anserphone of New Orleans, Inc. and Anserve, Inc. as of October 31, 1998 and for the year then ended, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG LLP
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St. Petersburg, Florida
April 14, 2000